Exhibit 99.1

Sorrento Therapeutics issues Chairman/CEO corporate update to stockholders.

SAN DIEGO, June 14th, 2018 – GlobeNewswire – Sorrento Therapeutics, Inc. (NASDAQ:SRNE)

Dear Sorrento Stockholders,

It is with pride that I issue this mid-year update letter to our shareholders. Since the beginning of 2018, we have been working diligently on the implementation of our current plans and have made noteworthy progress on multiple fronts.

•	Closing of financing adjusted to $38M (versus $120.5M prior announcement) – June 13th, 2018

The notes will be convertible into shares of Sorrento common stock at a price of $7.0125 per share and will accrue interest at a rate of 5% per year. Each purchaser of the convertible notes will also receive a warrant to purchase 50% of the number of shares of Sorrento common stock into which such purchaser’s note is initially convertible. The warrants have an exercise price of $8.77 per share, or 125% of the initial conversion price of the notes. Following the closing, we expect to have approximately $50m cash on hand to execute our business plan for the remainder of 2018. We decided to lower the final amount for this convertible note financing with the intent to limit shareholder dilution. Considering recent progress in our potential strategic partnership discussions and non-dilutive financing pursuits, we feel confident that this level of financing should be appropriate for our current business needs.

•	Sorrento to be included in the FTSE Russell 3000®/2000® indexes - June 25th, 2018

Effective as of the opening of the U.S. markets on Monday, June 25, 2018, based on a preliminary list of additions to the index posted by FTSE Russell on Friday, June 8, 2018, our company’s shares (SRNE, Nasdaq) will be included in the aforementioned indices. The Company's addition to the Russell indices is part of FTSE Russell's annual index reconstitution process that is done to reflect prior year changes in the ever-evolving global equity markets. We are encouraged by this inclusion to the Russell indices and expect trading liquidity of our shares and institutional ownership base may strengthen as a result.

•	HKSE/Nasdaq dual listing for Sorrento Therapeutics Inc. – by Q1 2019

We have taken into consideration multiple parameters and decided to pursue the corporate entity listing versus a subsidiary spin-out on the Hong Kong stock exchange. We believe our shareholders will be best served by not separating our core immuno-oncology development assets and simplifying our organizational structure. We will seek to be listed by the first quarter of 2019.

•	SCILEX ZTlido™ (lidocaine topical system) 1.8% commercialization – Q4 2018

Our majority owned subsidiary is building up a commercial support organization for the launch of its recently approved lidocaine topical system, ZTlido, in the US, expected to be operational in the fourth quarter of 2018, while progressing on international strategic partnerships for ex-US territories. Scilex is also pursuing a non-dilutive royalty-based financing to independently support the commercial launch.

•	Development projects and clinical trials continue to advance on planed target dates.

Our main development projects are progressing as planned. Clinical trials are being set-up for patient inclusion in CD38 CAR-T in refractory or relapsing multiple myeloma and RTX for osteoarthritis knee pain. We continue expanding our program pipeline with new IND enabling data generation (pre-clinical) in particular, in the areas of monoclonal antibody (PD-L1, in phase 1 trials in S. Korea and China) and CAR (BCMA) technologies.

As a team, we have reached some key milestones in the first half of 2018 (FDA approval of ZTlido and IND filing of CD38 CAR-T, for example). We strive to continue to execute on our business plan and move our development programs forward in the second half of 2018. We are encouraged by the high level of interest from outside parties and are evaluating strategic partnerships for some of our assets in development.

Dr. Henry Ji

Chairman and CEO, Sorrento Therapeutics.

Page | 2

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento's multimodal multipronged approach to fighting cancer is made possible by its’ extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”), intracellular targeting antibodies (“iTAbs”), antibody-drug conjugates (“ADC”), and clinical stage oncolytic virus (“Sephrevir®”).

Sorrento's commitment to life-enhancing therapies for cancer patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule in Resiniferatoxin (“RTX”) and ZTlido. Resiniferatoxin is completing a phase IB trial in terminal cancer patients. ZTlido was approved by US FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com

The notes, warrants and shares issuable upon conversion of the notes and exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or with any securities regulatory authority of any state or other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This letter shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. At the closing of the financing, Sorrento and the purchasers of the notes entered into a registration rights agreement pursuant to which, among other things, Sorrento agreed to prepare and file one or more registration statements with the Securities and Exchange Commission (the SEC) for the purpose of registering for resale the shares issuable upon conversion of the notes and exercise of the warrants. Under the registration rights agreement, Sorrento agreed to file a registration statement with the SEC registering all of shares issuable upon conversion of the notes and exercise of the warrants for resale by no later than the date 45 days after the closing of the financing.

Page | 3

Forward-Looking Statements

This letter to the stockholders of Sorrento Therapeutics, Inc. contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include, among others, those relating to our cash on hand and the use and timing thereof to execute our business plan, our potential financing opportunities, our commercialization and strategic partnership plans and opportunities and the advancement of our clinical stage assets, including CD38 CAR-T and RTX clinical trials, ZTlido commercialization efforts and timing, partnering efforts and plans for ZTlido, expected effects on being included in certain indices, including the Russell 2000 and 3000 indices, expectations as to whether raised capital is sufficient to fund anticipated future commercialization and development efforts, and our efforts toward and results from pursuing a Hong Kong listing and the expected timing thereof. Risks and uncertainties include whether Sorrento will continue the development of its assets; regulatory risks and risks in seeking and obtaining US and non-US regulatory approvals of Sorrento’s product candidates; risks associated with conducting clinical trials of product candidates; whether ongoing or planned clinical trials are implemented and conducted on the timelines Sorrento currently expects; whether any product candidates will be shown to be safe and efficacious in clinical trials; Sorrento’s ability to use the proceeds from the financing effectively and as described in this letter; whether Sorrento will have access to sufficient capital to fund its planned development and potential commercialization activities; risks related to retaining our key employees; risks regarding competitors’ products and product candidates; and other matters that are described in Sorrento's Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. These forward-looking statements represent the Company's judgment as of the date of this letter to stockholders. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter and we undertake no obligation to update any forward-looking statement in this letter except as required by law.

# #

Media and Investor Relations

Contact: Alexis Nahama, Vice President Corporate Development

Telephone: 1.858.203.4120

Email: investors@sorrentotherapeutics.com

Website: www.sorrentotherapeutics.com

# # #

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

ZTlido™ and G-MAB™ are trademarks owned by Scilex Pharmaceuticals, Inc. and Sorrento, respectively.

Seprehvir®, is a registered trademark of Virttu Biologics Limited, a wholly-owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2018 Sorrento Therapeutics, Inc. All Rights Reserved.

Page | 4